EXHIBIT 21.1

                                SUBSIDIARIES OF THE REGISTRANT


                                                      Jurisdiction of
                                                       incorporation         % of Voting
                NAME OF CORPORATION                   or organization       Securities Held
                -------------------                   ---------------       ---------------

Kronos, Inc.                                            Delaware                     100
  Kronos (US) Inc.                                      Delaware                     100
  Kronos International, Inc.                            Delaware                     100
    Kronos Titan GmbH & Co. OHG                         Germany                      100(b)
      Unterstutzungskasse Kronos Titan-GmbH             Germany                      100
    Kronos Chemie-GmbH                                  Germany                      100
    Kronos World Services S.A./N.V.                     Belgium                      100
    Kronos Canada, Inc.                                 Canada                       100
    Societe Industrielle du Titane, S.A.                France                        94
    Kronos Limited                                      United Kingdom               100
    Kronos Denmark ApS                                  Denmark                      100
      Kronos Europe S.A./N.V.                           Belgium                      100
        Kronos B.V.                                     Holland                      100
      Kronos Norge A/S                                  Norway                       100
        Kronos Titan A/S                                Norway                       100
          The Jossingfjord Manufacturing Company A/S    Norway                       100
        Titania A/S                                     Norway                       100
      Kronos Invest A/S                                 Norway                       100
        Titania Invest A/S                              Norway                       100
  Kronos Louisiana, Inc.                                Delaware                     100
    Louisiana Pigment Company, L.P.                     Delaware                      50(a)
Other:
  NL Industries (USA), Inc.                             Texas                        100
  NLO, Inc.                                             Ohio                         100
  Salem Lead Company                                    Massachusetts                100
  Sayre & Fisher Land Company                           New Jersey                   100
  153506 Canada Inc.                                    Canada                       100
  NL Industries Chemie, GmbH                            Germany                      100
  Tremont Holdings, LLC                                 Delaware                     100
  NL Environmental Management Services, Inc.            New Jersey                    78(c)
    EMS Financial, Inc.                                 Delaware                      78(c)
  The 1230 Corporation                                  California                   100
  United Lead Company                                   New Jersey                   100

(a)  Unconsolidated  joint venture  accounted for by the equity  method.

(b) On October 1, 2001, Kronos Titan GmbH & Co. OHG merged into NL Industries GmbH & Co. OHG. NL Industries GmbH & Co. OHG changed its name to Kronos Titan GmbH & Co. OHG.

(c) Registrant directly owns 56% and indirectly owns 22% via 153506 Canada, Inc.